Exhibit 10.12.4

RESOLUTION A04-25

RESOLUTION OF THE BOARD OF DIRECTORS

ACCESS ANYTIME BANCORP, INC

AMENDMENT NO. 4

TO THE

EXECUTIVE SAVINGS PLAN FOR FIRSTBANK (ALSO KNOWN AS ACCESS
ANYTIME BANCORP, INC.)

WHEREAS, AccessBank (f/k/a FirstBank) and Access Anytime Bancorp, Inc. (the “Company”) executed the Executive Savings Plan for FirstBank or Access Anytime Bancorp, Inc. effective June 1, 1998 (the “Plan”); and

WHEREAS, Section 10.2 of the Plan provides that the Company may amend the Plan.

NOW THEREFORE, the Company hereby amends the Plan by the adoption of following amendments:

1.                                      Effective immediately, the name of the Plan is amended to read the “Executive Savings Plan for AccessBank.”

2.                                      Effective immediately, all references under the Plan to “FirstBank” shall be deemed references to “AccessBank.”

3.                                      Effective immediately, all references under the Plan to “First Performance Builder” or the “FirstBank Profit Sharing and Employee Stock Ownership Plan” shall be deemed references to the “AccessBank Profit-Sharing and Employee Stock Ownership Plan.”

4.                                      Effective immediately, Section 1.1(A)(10) is amended to read in its entirety as follows:

(10)                            “Earnings” shall mean the income to be credited on the Participant’s Trust Fund Account at the close of business each day.

5.                                      Effective immediately, Section 1.1(A)(18.1) is added to the Plan to read in its entirety as follows:

(18.1)                   “Participant’s Trust Fund Account” shall mean the account established for the Employee under Section 5(d) of the Trust Agreement, as amended by Amendment No. 1 on July 30, 2004.

6.                                      Effective immediately, Section 5.2 is added to the Plan to read in its entirety as follows:

5.2 – Investment of Account

Participant shall have the right to select from different model investment portfolios developed at the request of Employer and made available to Participants.  Participant may change his selection of model investment portfolios at least monthly, in such manner and under such conditions as the Committee shall establish.  The Participant’s Account hereunder shall be adjusted as of the close of business each day to reflect the value of the assets in the model investment portfolio(s) selected by Participant, as well as the Earnings and any additional Contributions.  It is intended by Participant and Employer that the value of Participant’s Account hereunder match the value of Participant’s Trust Fund Account at all times.  Participant agrees on behalf of himself and any beneficiary that he accepts the risk of loss in connection with each selection by him of a model investment portfolio.

7.                                      Effective immediately, Section 5.3 is added to the Plan to read in its entirety as follows:

5.3 – Investment Portfolios

Employer may from time to time, in its sole discretion, add, revise, or delete model investment portfolios.  The model investment portfolios shall not include Employer’s stock.

8.                                      Effective immediately, the last sentence of Section 7.1 is amended to read in its entirely as follows:

Thereafter, the Committee shall credit the amounts of the Participant’s Salary Deferral Contributions since the preceding Accounting Date, and adjust the Account by the Earnings pursuant to Section 5.1.

9.                                      Any inconsistent provisions of the Plan shall be read consistent with this amendment.

IN WITNESS WHEREOF, the undersigned officers being duly authorized by the Board of Directors of AccessBank and Access Anytime Bancorp, Inc., hereby approve and adopt this Amendment as of the date first set forth below.

ACCESSBANK

By:	/s/ Don K. Padgett

Title:	Don K. Padgett, President

Date:	September 23, 2004

ACCESS ANYTIME BANCORP, INC.

By:	/s/ Norm Corzine

Title:	Norm Corzine, Chairman

Date:	September 23, 2004